UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 4, 2009
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)
(617) 995-9800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1 Stock Purchase Agreement dated February 4, 2009
EX-10.2 Amendment No. 5 to the Development, License and Commercialization Agreement dated on or about January 28, 2009
EX-10.3 Amendment to the Letter Agreement dated on or about January 28, 2009

Item 1.01 Entry into a Material Definitive Agreement
License Agreement
     On February 4, 2009, Idenix Pharmaceuticals, Inc. (the “Company”) entered into a license agreement (the “License Agreement”) with SmithKline Beecham Corporation, doing business as GlaxoSmithKline (“GSK”), whereby the Company granted GSK an exclusive license to develop, manufacture and commercialize certain non-nucleoside reverse transcriptase inhibitor compounds claimed in certain patents and patent applications owned or controlled by the Company, including the compound developed by the Company known as IDX899 (“IDX899”), for the treatment and prophylaxis of human diseases and conditions on a worldwide basis.
     The License Agreement is subject to clearance under the Hart-Scott-Rodino Improvements Act of 1976, as amended (“HSR Clearance”) and shall become effective two (2) business days thereafter. Under the terms of the License Agreement, the Company is eligible to receive up to an aggregate of $433.5 million from GSK, including an upfront cash payment of $17.0 million to be paid within 30 days of the effective date of the License Agreement, and up to an aggregate of $416.5 million in development and milestone payments, provided certain preclinical and clinical milestones and certain sales thresholds are met. There can be no guarantee that any such preclinical or clinical milestones or sales thresholds will in fact be met.
     As discussed more fully below under “Stock Purchase Agreement”, GSK will also purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for $17.0 million   (such amount, together with the initial $17.0 million payable under the License Agreement, the “Upfront Payment”).
     The Company will also be entitled to receive double-digit tiered royalties on worldwide sales, if any, of products containing IDX899 for use in treating human immunodeficiency virus (“HIV”). The parties have agreed that if GSK, its affiliates or its sublicensees develop IDX899 for an indication other than HIV, or if GSK develops any other licensed compound for any indication, the parties will mutually agree on a separate schedule of milestone and royalty payments. Royalties are payable until the later to occur of the last-to-expire of specified patent rights in a country and ten (10) years after the first commercial sale of a product in such country, provided that if royalties are payable solely on the basis of the ten-year anniversary of the first commercial sale of a product, each of the respective royalty rates in such country would be reduced by one-half. Royalties for combination products are determined based on the contribution of the licensed compound to the overall sales or value of the combination product. In addition, royalties payable under the License Agreement will be subject to reduction on account of third party license payments or generic competition, with any such reductions capped at certain percentages of the amounts otherwise payable during the applicable royalty payment period. The royalties will also be subject to reduction in the event that in a calendar quarter the fully allocated cost of goods for the manufacture of a product sold in certain countries as a percentage of the net sales of such product exceeds a specified threshold.
     Under the terms and conditions of the License Agreement, GSK will be solely responsible for the development, manufacture and commercialization of licensed compounds and products containing such compounds. Subject to certain conditions, GSK will also be responsible for the prosecution of the Company’s patents licensed to GSK under the License Agreement.
     GSK may terminate the License Agreement, in its sole discretion, by providing the Company with 90-days written notice. If either the Company or GSK materially breaches the License Agreement and does not cure such breach within 60 days, the non-breaching party may terminate the License Agreement in its entirety. Either party may also terminate the License Agreement, effective immediately upon written notice, if the other party files for bankruptcy, is dissolved or has a receiver appointed for substantially all of its property. The Company may terminate the License Agreement if GSK, its affiliates or its sublicensees challenges the validity or enforceability of the patents licensed to GSK under the License Agreement.
     At the time of the effectiveness of the License Agreement, GSK will become a party to the cooperative research program and exclusive license agreement between the Company and the University of Cagliari (“Cagliari”), the co-owner of certain patents and patent applications licensed by the Company to GSK under the License Agreement. Under these arrangements, the Company will make certain payments to Cagliari based on the Upfront Amount received from GSK and may make future payments to Cagliari in certain instances. Although certain patent rights licensed to GSK are owned solely by the Company and do not fall under the Cagliari arrangements (the “Idenix Patents”), the Company has entered into an arrangement whereby if it is ever deemed that any Idenix Patents were co-developed by anyone on the faculty of Cagliari, such co-development will fall squarely within our existing arrangements with Cagliari and no additional payments would be due by the Company.
     The foregoing summary description of the License Agreement is not complete and is qualified in its entirety by reference to the License Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2008.
Stock Purchase Agreement
     In connection with the License Agreement described above, the Company and GSK also entered into a Stock Purchase Agreement, dated February 4, 2009 (the “Stock Purchase Agreement”). The following summary description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Under the Stock Purchase Agreement, the Company will issue to GSK and GSK will purchase 2,475,728 shares (the “Purchased Shares”) of the Company’s Common Stock, for an aggregate purchase price of $17.0 million, or a purchase price of $6.87 per share.
     The Stock Purchase Agreement may be terminated by mutual written agreement of the parties, by either party if a closing does not occur within 90 days following the filings made in connection with the HSR clearance or by either the Company or GSK in the event that a governmental entity issues a final and nonappealable order, decree or injunction or takes any action to restrain, enjoin or prohibit the transactions contemplated by the Stock Purchase Agreement.
     The Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within 90 days following the date of the Closing, a registration statement covering the resale to the public by GSK of the Purchased Shares. In connection therewith, the Company has agreed to (i) use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 120 days or as promptly as practicable after the filing thereof and (ii) cause such registration statement to remain effective until the earlier of (a) all Purchased Shares covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144 and (b) the two year anniversary of the registration statement becoming effective. The Company is required to pay all fees and expenses (including certain reasonable attorneys fees), other than underwriting discounts and commissions, relating to the registration of the Purchased Shares. The Company has also agreed to cooperate in one underwritten offering of the Purchased Shares, including the entry into an underwriting agreement with customary terms, provided that such underwritten offering occurs after the first anniversary of the closing date.
Arrangements with Novartis Pharma AG
     Waivers and Consents
     Novartis Pharma AG (“Novartis”), the Company’s majority stockholder, waived certain rights under the Development, License and Commercialization Agreement, dated May 8, 2003 and as amended on April 30, 2004, December 21, 2004 and February 27, 2006, September 28, 2007 and January 28, 2009 (the “DLCA”) entered into among the Company, Idenix (Cayman) Limited and Novartis. Subject to certain retained rights, Novartis waived its rights to the intellectual property that covers the compounds licensed to GSK. Novartis also agreed that the compounds licensed to GSK are deemed rejected compounds under the DLCA. In addition, the Company represented and warranted to Novartis that neither the Company nor its affiliates or licensees (or their successors and assigns) would assert infringement claims against Novartis or certain of its related entities (or their successors and assigns) if such entities exercise limited rights under a subset of the patent rights licensed to GSK.
     Pursuant to that certain Amended and Restated Stockholders’ Agreement, dated July 27, 2004, by and among, the Company, Novartis and certain other shareholders of the Company (“Preference Holders”) (the “Stockholders’ Agreement”), Novartis also executed a waiver and consent on January 28, 2009 (the “General Waiver and Consent”) whereby Novartis:

•	approved the sale by the Company of the Purchased Shares to GSK;

•	approved the entering into of the License Agreement by the Company;

•	waived its rights to buy a pro rata portion of the Purchased Shares issued to GSK;

•	approved granting of registration rights by the Company to GSK and waived its rights to participate in such registration; and

•	waived, until the earlier of (i) such time as a registration statement has been filed covering the Purchased Shares and it is declared effective by the SEC and (ii) 90 days following the Closing, its rights to request that the Company file a registration statement on Novartis’ behalf or include shares of the Company’s Common Stock in any such registration statement filed on behalf of GSK.
These waivers and approvals are only effective if after the issuance of the Purchase Shares to GSK Novartis continues to hold over 50% of the Company’s Common Stock.
Pursuant to the terms of the Stockholders’ Agreement and in connection with the General Waiver and Consent executed by Novartis, the Preference Holders owning at least 66 2/3% of registrable shares under the Stockholders’ Agreement, executed a consent whereby such Preference Holders:
•	consented to the General Waiver and Consent by Novartis;

•	approved the granting of registration rights to GSK and waived its rights to participate in such registration; and

•	waived, until the earlier of (i) such time as a registration statement has been filed covering the Purchased Shares and it is declared effective by the SEC and (ii) 90 days following the Closing, its rights to request that the Company file a registration statement on its behalf or include shares of the Company’s Common Stock in any such registration statement filed on behalf of GSK.
Novartis will own approximately 53% of the Company’s Common Stock following the issuance of the Purchased Shares to GSK.
          Amendment to DLCA and Letter Agreement
     On or about January 28, 2009, the Company and Novartis also entered into a fifth amendment to the DLCA (the “Fifth Amendment”) and an amendment to that certain letter agreement, dated as of March 21, 2003, by and between the Company and Novartis (the “Letter Amendment”). The following summary descriptions of the Fifth Amendment and the Letter Amendment do not purport to be complete and are qualified in their entirety by reference to the Fifth Amendment, which is attached as Exhibit 10.2, and to the Letter Amendment, which is attached as Exhibit 10.3, to this Current Report on Form 8-K and are incorporated herein by reference.
     Pursuant to the Fifth Amendment, Novartis retains the exclusive option to obtain rights to other product candidates developed by the Company, or in some cases licensed to the Company, so long as Novartis maintains ownership of 40% of the Company’s Common Stock, or voting stock, rather than ownership of 51% of the Company’s Common Stock, as was the requirement prior to the execution of the Fifth Amendment.
     Additionally, the Letter Amendment provides that so long as Novartis and its affiliates own at least 40% of the Company’s Common Stock, Novartis’ consent is required for the selection and appointment of our chief financial officer. Prior to the execution of the Letter Amendment, the ownership requirement was 51%. If in Novartis’ reasonable judgment the chief financial officer is not satisfactorily performing his or her duties, the Company is required to terminate his or her employment.
     Both the Fifth Amendment and the Letter Amendment shall become null and void in the instance where the License Agreement and the Stock Purchase Agreement do not become effective.
SAFE HARBOR FOR FORWARD LOOKING STATEMENTS
     Statements in this document regarding the transactions between the Company and GSK, including, without limitation: the expected ability to effectuate the License Agreement, the Stock Purchase Agreement and issue the

Purchased Shares; and statements expressed or implied, about the goals, plans and prospects of the Company, including with respect to the development and commercialization of products under the License Agreement, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of the parties to consummate the transactions contemplated by the License Agreement and the Stock Purchase Agreement, including obtaining the HSR Clearance; risks relating to the ability of GSK to successfully research, develop and commercialize products under the License Agreement; and factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC, and other filings that the Company makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
     In addition, the statements in this document reflect the Company’s expectations and beliefs as of the date of this document. The Company anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this Current Report on Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities
     The information set forth in Item 1.01 above with respect to the Stock Purchase Agreement is incorporated herein by reference.
     The securities issued or issuable to GSK pursuant to the Stock Purchase Agreement will be issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering. GSK represented to the Company in the Stock Purchase Agreement that it is acquiring the securities for investment and not distribution, that it can bear the risks of the investment, and that it has made detailed inquiry concerning the Company, its business and its personnel in connection with its purchase of the securities.
Item 8.01 Other Events
     On February 6, 2009, the Company issued a press release announcing the entry into the License Agreement and the Stock Purchase Agreement with GSK and related transactions.
Item 9.01 Financial Statements and Exhibits.
     (d) The following exhibits are included in this report:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated February 4, 2009, between the Registrant and SmithKline Beecham Corporation

10.2	Amendment No. 5 to the Development, License and Commercialization Agreement dated on or about January 28, 2009, between the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG

10.3	Amendment to the Letter Agreement dated on or about January 28, 2009, by and between the Registrant and Novartis Pharma AG

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: February 6, 2009	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Chief Financial Officer and Treasurer

Exhibit Index

10.1	Stock Purchase Agreement dated February 4, 2009, between the Registrant and SmithKline Beecham Corporation

10.2	Amendment No. 5 to the Development, License and Commercialization Agreement dated on or about January 28, 2009, between the Registrant, Idenix (Cayman) Limited and Novartis Pharma AG

10.3	Amendment to the Letter Agreement dated on or about January 28, 2009, by and between the Registrant and Novartis Pharma AG